UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2009

Protection One Alarm
Protection One, Inc.	Monitoring, Inc.
(Exact name of registrant	(Exact name of registrant
as specified in its charter)	as specified in its charter)

Delaware	Delaware
(State or other jurisdiction	(State or other jurisdiction
of incorporation)	of incorporation)

1-12181-01	1-12181
(Commission File Number)	(Commission File Number)

93-1063818	93-1065479
(I.R.S. Employer	(I.R.S. Employer
Identification No.)	Identification No.)

1035 N. 3rd Street, Suite 101	1035 N. 3rd Street, Suite 101
Lawrence, Kansas 66044	Lawrence, Kansas 66044
(Address of principal executive	(Address of principal executive
offices, including zip code)	offices, including zip code)

(785) 856-5500	(785) 856-5500
(Registrant’s telephone number,	(Registrant’s telephone number,
including area code)	including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On October 5, 2009, Peter R. Ezersky was appointed to the Board of Directors of Protection One, Inc. (the “Company”) and Protection One Alarm Monitoring, Inc. (“POAMI”) and Alex Hocherman was appointed to the Company’s Compensation Committee to fill the vacancies created by Jeffrey S. Nordhaus’s resignation on September 28, 2009. Mr. Ezersky and Mr. Hocherman are designees of POI Acquisition, LLC, the Company’s largest stockholder and an affiliate of Quadrangle Group LLC (collectively, “Quadrangle”), pursuant to the terms of the amended and restated stockholders agreement, dated as of April 2, 2007, among the Company, Quadrangle and affiliates of Monarch Alternative Capital LP. For a description of the Company’s relationship with Quadrangle, see the Company’s Definitive Information Statement on Form 14C, which the Company filed with the Securities and Exchange Commission on April 30, 2009.

(d)   See item 5.02(b) above for a description of the appointment of Mr. Ezersky to the Board of Directors of the Company and POAMI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTION ONE, INC.

Date: October 7, 2009	By:	/s/ J. Eric Griffin
Name: J. Eric Griffin
Title: Vice President, General Counsel and Secretary

PROTECTION ONE ALARM MONITORING, INC.

Date: October 7, 2009	By:	/s/ J. Eric Griffin
Name: J. Eric Griffin
Title: Vice President, General Counsel and Secretary